EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Howard Jordan, in my capacity as Chief Financial Officer of Greenwave Technology Solutions, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Greenwave Technology Solutions, Inc. for the quarter ended March 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Greenwave Technology Solutions, Inc.

Dated: May 16, 2022	By:	/s/ Howard Jordan
Howard Jordan
Chief Financial Officer (Principal Financial Officer)